UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2016 (March 18, 2016)

VENOCO, INC.

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	Venoco, Inc. 001-33152 Denver Parent Corporation 333-191602	Venoco, Inc. 77-0323555 Denver Parent Corporation 44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the RSA (as defined below) and the DIP Facility (as defined below) is incorporated herein by reference.

Item 1.03              Bankruptcy or Receivership.

Bankruptcy

On March 18, 2016, Venoco, Inc. (the “Company”) and its affiliated debtors and debtors in possession, Denver Parent Corporation (“DPC”), TexCal Energy (LP) LLC, Whittier Pipeline Corporation, TexCal Energy (GP) LLC, Ellwood Pipeline, Inc. and TexCal Energy South Texas, L.P. (collectively with the Company, the “Debtors”) each filed a voluntary petition for relief under Chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to restructure their debt obligations and capital structure.  The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being jointly administered under the caption and case number, In re: Venoco, Inc., et. al., Case No. 16-10655 (KG) (Jointly Administered).  All documents filed with the Bankruptcy Court are available for inspection at www.bmcgoup.com/venoco. Information available on, or that can be accessed through, such website is not part of this Current Report on Form 8-K. The Debtors plan to continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Restructuring Support Agreement

Prior to filing the Chapter 11 Cases, the Company and the other Debtors entered into a Restructuring Support Agreement (the “RSA”) with (a) holders (the “Consenting First Lien Noteholders”) of 100% of the Company’s $175 million in principal amount of 12% first-lien  senior secured notes due 2019 (the “First Lien Notes”) and (b) holders (the “Consenting Second Lien Noteholders” and, together with the Consenting First Lien Noteholders, the “Restructuring Support Parties”) of 100% of the Company’s $150.35 million in principal amount of 8.875%/12% PIK toggle second-lien senior secured notes due 2019 (the “Second Lien Notes”). The following description of certain terms of the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA itself, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Under the RSA, the Restructuring Support Parties and the Company agreed to the material terms of the restructuring transactions to be effectuated through a plan of reorganization, which is included as an exhibit to the RSA (the “Plan”).  The Plan provides a framework for a comprehensive restructuring of the Debtors that includes (a) an exchange of the claims held by holders of the First Lien Notes for 90% of the reorganized Company’s equity issued and outstanding as of the effective date of the Plan; (b) an exchange of the claims held by the holders of the Second Lien Notes for warrants for 10% of the reorganized Company at a strike price of the outstanding amount of the First Lien Notes; (c) an exchange of the claims held by the holders of the Company’s 8.875% senior unsecured notes due 2019 (the “Venoco 8.875% Senior Notes”) for warrants for 10% of the reorganized Company’s equity at a strike price of the outstanding amount of the First Lien Notes and the Second Lien Notes; and (d) an exchange of the claims held by holders of DPC’s 12.25%/13.00% PIK toggle senior unsecured notes due 2018 (the “Senior PIK Toggle Notes”) for warrants for 2% of the equity of the reorganized Company for a strike price equal to the outstanding amount of the First Lien Notes, the Second Lien Notes and the Venoco 8.875% Senior Notes.

On March 21, 2016, attorneys for the Company, the Restructuring Support Parties and the Candlewood Investment Group, LP, on behalf of certain funds it manages or advises (the “Consenting Unsecured Noteholder”) announced in the Bankruptcy Court that an agreement in principle had been reached whereby the Consenting Unsecured Noteholder would join the RSA and support the Plan (as appropriately amended to reflect the agreement in principle and other terms and conditions agreed to by the Consenting Unsecured Noteholders and the Restructuring Support Parties).  The Consenting Unsecured Noteholder holds approximately 70% of the Venoco 8.875% Senior Notes.  The parties intend to implement this agreement in principle through an amendment to the RSA adding the Consenting Unsecured Noteholder as a Restructuring Support Party and through an amended Plan, which would provide the holders of the Venoco 8.875% Senior Notes upon confirmation of the Plan the following pool of consideration: (a) $6.5 million cash payment; (b) 2.6% of the common stock in the reorganized Company issued and outstanding as of the effective date of the Plan, which shall be effected by a transfer of the equity the Backstoppers (as defined in the Plan) of the Company’s DIP Facility (as defined below) are to receive as a backstop fee and (c) a sliding scale 1% to 5% overriding royalty interest to oil and gas produced from the portion of the LLA (as defined in the Plan) which may be incorporated once regulatory approval is received.  The applicable overriding royalty interest for a given calendar month will be the percentage corresponding to the applicable dollar value of the Weighted Average Benchmark WTI Price for the applicable calendar month set forth in the table below:

Weighted Average Benchmark WTI Price for a calendar month ($ means in U.S. Dollars)	Applicable ORRI % (% based on 8/8ths of Gross LLA Volumes)
Less than $80.00	1% of Gross LLA Volumes
Equal to or Greater than $80.00 but Less than $100.00	3% of Gross LLA Volumes
Equal to or Greater than $100.00	5% of Gross LLA Volumes

For the avoidance of doubt, under the terms of the amendment to the RSA, the Consenting Unsecured Noteholder would not receive any warrants, as originally contemplated in the Plan.  Until the agreement in principle is documented and executed, there can be no assurance that the agreement will be finalized.

The other key terms of the restructuring, as contemplated in the RSA, are as follows:

•                  General Commitments: The RSA commits each of the Restructuring Support Parties to (A) vote all of its claims against the Debtors to accept the Plan in accordance with the applicable procedures; (B) timely return a duly-executed ballot in connection therewith; and (C) not “opt out” of any releases under the Plan.  In addition, each of the Restructuring Support Parties agrees not to object to, delay, impede or take any action to interfere with the restructuring transactions contemplated in the Plan or take any other action materially inconsistent with the RSA.

•                  Milestones: The RSA sets forth the following milestones, the failure of which may result in the termination of the RSA:

•                  Within 45 days of March 18, 2016, the Bankruptcy Court must enter the Final DIP Order (as defined in the Plan);

•                  Within 60 days of March 18, 2016, the Bankruptcy Court must enter an order approving the RSA;

•                  Within 90 days of March 18, 2016, the Bankruptcy Court must enter an order approving the disclosure statement filed in connection with the Plan;

•                  Within 150 days of March 18, 2016, the Bankruptcy Court must enter an order confirming the Plan; and

•                  Within 14 days following the date of the order confirming the Plan, the Effective Date (as defined in the Plan) must have occurred.

The Debtors may extend a milestone with the express prior written consent of the Requisite Consenting Secured Noteholders (as defined in the RSA).

•                  Commitment of the Debtors: So long as the RSA has not been terminated, each of the Debtors agrees, among other things, to support and take all necessary actions to consummate the Plan in accordance with the terms of the RSA and the milestones contained in the RSA.

•                  Termination Events: The RSA sets forth a number of customary termination events, which, if they occur, could cause the RSA to terminate, including a failure to meet any of the Milestones discussed above.

It is expected that the RSA will be further amended to reflect the agreement in principle described above between the Restructuring Support Parties and the Consenting Unsecured Noteholder.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, on March 18, 2016, the Company filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in a contemplated Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Facility”).  On March 22, 2016, the Debtors (other than Ellwood Pipeline, Inc. and DPC) entered into the DIP Facility with certain of the holders of the First Lien Notes, as lenders, and Wilmington Trust, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

The DIP Facility provides for a senior secured superpriority non-amortizing delayed draw term loan facility in an aggregate principal amount of up to $35.0 million.

The key terms of the DIP Facility are as follows:

•                  Availability: After entry of the final order approving the DIP Facility, the Company may borrow (a) amounts not exceeding $10.0 million per borrowing, (b) no more than 4 times during the term of the DIP Facility, and (c) until the California State Lands Commission has approved the extension of the Company’s California State Lease PRC 3242.1, not more than $20.0 million.

•                  DIP Financing Termination Date: The DIP Facility shall terminate on the earliest date to occur of (a) December 31, 2016, (b) 45 days after March 18, 2016 if the Bankruptcy Court has not entered a final order approving the DIP Facility, (c) the substantial consummation of the Plan, (d) the date on which all commitments under the DIP Facility have terminated and all obligations under the DIP Facility have been paid in full in cash and (e) the date on which the commitments under the DIP Facility have been terminated or all or any portion of the loans have been accelerated in accordance with the DIP Facility (such earliest date to occur of the foregoing clauses (a) thru (e), the “DIP Financing Termination Date”).

•                  Interest Rate: Term Loans will bear interest, at the option of the Company, at (i) 9% plus the Administrative Agent’s base rate, payable monthly in arrears or (ii) 10% plus the current LIBO Rate as quoted by the Administrative Agent for interest periods of one, two, three or six months (the “LIBO Rate”), payable at the end of the relevant interest period, but in any event at least quarterly; provided that the Base Rate shall not be less than 2% and the LIBO Rate shall be not less than 1% per annum.  During the continuance of an event of default, there will be a default interest of an additional 2% per annum.

•                  Fees: The fees for the DIP Facility are as follows:

•                  Upfront Fee: For the account of the Lenders, an upfront fee equal to 1.00% of the lenders’ commitment.

•                  Ticking Fee: An unused commitment fee at the rate of 1.00% per annum on the undrawn portion of the DIP Facility.

•                  Backstop Fee: A backstop fee equal to (i) 10% of the common equity of the reorganized Company issued and outstanding as of the effective date of the Plan, to be due and payable on effectiveness of the Plan, or (ii) in the event the RSA is terminated without the Plan having been consummated, 5.00% of the aggregate principal amount of loans that have been funded, to be due and payable in cash on the later to occur of the (x) the DIP Financing Termination Date and (y) the date of termination of the RSA.

•                  Events of Default: The DIP Facility contains customary events of default.

•                  Budget: On or before the last day of the fourth full calendar week following March 22, 2016 (or, if such day is not a business day, the next business day), the Company shall not permit, subject to certain exclusions, the aggregate amounts of certain line items set forth in its cash flow forecast (each, a “Disbursement Line Item” and collectively, the “Aggregate Disbursement Line Items”) actually made during the four-week period ending on the Friday before such day (such date, the “Initial Test Date”) to exceed, on a cumulative basis, the aggregate budgeted amounts set forth in the cash flow forecast in effect for such applicable four-week period for such Disbursement Line Item by more than 20%, and (ii) for the Aggregate Disbursement Line Items in the cash flow forecast actually made by the Company during such four-week period ending on the Initial Test Date to exceed, on a cumulative basis, the aggregate budgeted amounts set forth in the cash flow forecast in effect for such four-week period for the Aggregate Disbursement Line Items by more than 15%.

On or before the last day of every other calendar week after the Initial Test Date (or, if such day is not a business day, the next business day), the Company shall not permit the aggregate amounts (i) for each Disbursement Line Item actually made by the Loan Parties in the cash flow forecast during the six-week period ending on the Friday before such day (each such date, a “Test Date”) to exceed, on a cumulative basis, the aggregate budgeted amounts set forth in the cash flow forecast in effect for such applicable six-week period for such Disbursement Line Item by more than 20%, and (ii) for the Aggregate Disbursement Line Items in the cash flow forecast actually made by the Loan Parties during the six-week period ending on the Test Date to exceed, on a cumulative basis, the aggregate budgeted amounts set forth in the cash flow forecast in effect for such six-week period for the Aggregate Disbursement Line Items by more than 15%.

•                  Case Milestones: The DIP Facility requires compliance with the following milestones in accordance with the applicable timing (or such later dates as approved by the Lenders): (a) no later than October 15, 2016, the Bankruptcy Court shall have entered the order for the Plan disclosure statement; (b) no  later  than  December  1,  2016,  the Bankruptcy Court shall have entered the order confirming the Plan; and (c) no later than 14 days following the entry of the order confirming the Plan, the Plan shall become effective.

2.04                        Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 petitions on March 18, 2016 constituted an event of default and triggered the acceleration of direct financial obligations as follows:

•                  The Company’s 12.00% first lien senior secured notes issued pursuant to the indenture dated as of April 2, 2015, among the Company, the other debtors thereunder (other than Ellwood Pipeline, Inc. (the “Guarantors”) and the First Lien Notes U.S. Bank National Association as trustee.

•                  The Company’s 8.875% second lien notes issued pursuant to the indenture dated as of April 2, 2015, among Venoco, the Guarantors and U.S. Bank National Association as trustee.

•                  The Company’s 8.875% senior unsecured notes issued under the indenture dated as of February 15, 2011, among Venoco, the Guarantors, and Wilmington Savings Fund Society, FSB, as replacement trustee.

•                  DPC’s 12.25%/13.00% senior unsecured PIK toggle notes issued under the indenture dated as of August 15, 2013 between DPC and U.S. Bank National Association as trustee.

Any efforts to enforce the payments or other obligations under these agreements or instruments against the Debtor’s assets are currently stayed as a result of the Chapter 11 petitions.

7.01                        Regulation FD.

The Company has been engaged in discussions with the noteholders and their respective advisors and representatives regarding, among other things, the potential terms under which the Company’s indebtedness could be restructured.  In connection with these discussions, the Company provided unaudited financial information, projections, operational data, and other information to the certain noteholders that entered into non-disclosure agreements with the Company and their respective advisors and representatives. The unaudited financial information, projections, operational data, and other information, which are included in the presentation furnished as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K, were prepared solely in connection with these discussions and are being furnished only because they were provided to such parties. The information was not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections.

The projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects and thus subject to interpretation. While they may be presented with numeric specificity, the projections reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate.

It is expected that there will be differences between actual and projected results, and the differences may be material, if actual events adversely differ from one or more of our key assumptions or due to the occurrence of unforeseen events occurring subsequent to the preparation of the projections. The inclusion of the projections in the presentation should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 7.01.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included herein may constitute “forward-looking statements,” as such term is defined in Section 21E of the Exchange Act, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. Please refer to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the SEC on April 15, 2015, and other SEC filings for a discussion of material risk factors and additional information on factors which may cause the Company’s future results to materially vary from such forward-looking statements. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits — See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 24, 2016

VENOCO, INC.

By:	/s/ Mark A. DePuy
Name:	Mark A. DePuy
Title:	Chief Executive Officer

DENVER PARENT CORPORATION

By:	/s/ Mark A. DePuy
Name:	Mark A. DePuy
Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Restructuring Support Agreement dated as of March 17, 2016 among Venoco, Inc. (the “Company”), Denver Parent Corporation, Ellwood Pipeline, Inc., TexCal Energy (LP) LLC, Whittier Pipeline Corporation, TexCal Energy (GP) LLC and TexCal Energy South Texas, L.P., each of the holders the Company’s 12.00% Senior Notes due 2019, and each of the holders of the Company’s 9.875% Senior Notes due 2019.

10.2

Superpriority Secured Debtor-in-Possession Credit Agreement dated as of March 22, 2016 among the Company; TexCal Energy (LP) LLC, Whittier Pipeline Corporation, TexCal Energy (GP) LLC and TexCal Energy South Texas, L.P., as guarantors; the lenders party thereto; and Wilmington Trust, National Association as administrative

99.1	Venoco Financial Projections, December 2015
99.2	LLA Production Forecast